UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

WINDSWEPT ENVIRONMENTAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17072	11-2844247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Sweeneydale Avenue, Bay Shore, New York	11706
(Address of principal executive offices)	(Zip Code)

(631) 434-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Windswept Environmental Group, Inc. has entered into an Amendment and Fee Waiver Agreement with Laurus Master Fund, Ltd., dated as of January 13, 2006 (the “Amendment and Fee Waiver Agreement”), pursuant to which Laurus agreed to further amend the terms of the:

•	amended and restated secured convertible term note issued by Windswept to Laurus on October 6, 2005, in the aggregate principal amount of $7,350,000 (the “Note”), maturing on June 30, 2008;
•	option issued by Windswept to Laurus on June 30, 2005 originally to purchase 30,395,179 shares of Windswept’s common stock (the “Option”);
•	warrant issued by Windswept to Laurus on June 30, 2005 to purchase 13,750,000 shares of Windswept’s common stock (the “Warrant”);
•	securities purchase agreement between Windswept and Laurus dated as of June 30, 2005 (the “Securities Purchase Agreement”); and
•	registration rights agreement between Windswept and Laurus dated as of June 30, 2005 (the “Registration Rights Agreement”).

Pursuant to an amendment and fee waiver agreement dated as of November 23, 2005 (the “November 23rd Amendment”) by and between Windswept and Laurus, the terms of the Note, the Option, the Warrant and the Securities Purchase Agreement previously required Windswept to reserve from its authorized and unissued common stock sufficient number of shares to provide for the issuance of shares upon the full conversion and/or exercise of the Note, the Option and the Warrant, as applicable, after the earlier to occur of (a) January 31, 2006 and (b) the date of Windswept’s next shareholders’ annual meeting (the “Additional Authorization Date”). The Amendment and Fee Waiver Agreement extended the Additional Authorization Date to the earlier to occur of (a) March 1, 2006 and (b) the date of Windswept’s next shareholders’ annual meeting.

The Registration Rights Agreement and the November 23rd Amendment previously set forth Windswept’s obligations to register the shares of common stock underlying the Note, the Option and the Warrant by (a) filing a registration statement on Form S-1 (the “Registration Statement”) and (b) having the Registration Statement declared effective by the Securities and Exchange Commission by February 10, 2006. The Registration Rights Agreement and the November 23rd Amendment provided that beginning February 10, 2006, Windswept would be required to pay to Laurus the following fees (the “Fees”) in the event that the Registration Statement is not effective by February 10, 2006:

•

1.5% of the principal outstanding on the Note, for the first thirty days, prorated for partial periods, which equals $3,675 per day based upon the $7,350,000 principal amount of the Note currently outstanding; and

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•	2.0% of the principal outstanding on the Note, for each subsequent thirty day period, prorated for partial periods, which currently equals $4,900 per day.

Pursuant to the Amendment and Fee Waiver Agreement, the date by which the Registration Statement must be declared effective by the Securities and Exchange Commission has been postponed from February 10, 2006 to March 1, 2006. As a result, the date by which any Fees may accrue and become payable has been postponed until March 2, 2006.

Windswept requested the Amendment and Fee Waiver Agreement in order to maximize its flexibility in responding to a Securities and Exchange Commission comment letter that it received on October 31, 2005 in relation to the Registration Statement, which it filed on October 3, 2005. Windswept remains obligated to perform its obligations under the Note, as amended, the Warrant, the Option, the Securities Purchase Agreement and the Registration Rights Agreement, except to the extent modified by the Amendment and Fee Waiver Agreement. A copy of the Amendment and Fee Waiver Agreement is attached as Exhibit 10.01 and is incorporated by reference.

Item 8.01	Other Events

As described herein, Windswept plans to hold its next annual shareholders’ meeting in February 2006 instead of January 2006. The exact date of the meeting and the related record date will be determined by Windswept’s board of directors and set forth in the definitive proxy statement to be mailed to its record holders as of a date to be determined.

Item 9.01	Exhibits

Exhibit

Number	Description

10.01	Amendment and Fee Waiver Agreement dated as of January 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Andrew C. Lunetta
Andrew C. Lunetta, Vice President

Date:	January 17, 2006

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